FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment (the “Amendment”) to Employment Agreement (the “Employment Agreement”), is entered into as of August 3, 2018 (the “Effective Date”) by and between DENTSPLY SIRONA Inc., a Delaware corporation (the “Company”), and Donald M. Casey Jr. (“Executive”) (collectively referred to herein as the “Parties”).
RECITALS
A. The Parties entered into the Employment Agreement as of February 12, 2018, which provided, among other things, that Executive’s Principal Place of Employment was the Company’s headquarters in York, Pennsylvania; provided that, prior to his relocation as contemplated by Section 1(f) thereof, Executive may perform his duties under the Employment Agreement at such other offices as may be appropriate for the performance of his duties as determined in consultation with the Board; and provided further, that given the nature of Executive’s duties, Executive will be required to travel and perform services at locations other than his principal office from time to time.
B. After discussion, it has been determined that Executive’s Principal Place of Employment should now be the Company’s commercial headquarters in Charlotte, North Carolina.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties hereto agree as follows:
1Section 1(e) of the Employment Agreement be, and hereby is, amended to read as follows:
Principal Place of Employment.  Executive's principal office shall be the Company’s commercial headquarters in Charlotte, North Carolina, provided that, during the period following the Effective Date and prior to his relocation as contemplated by Section 1(f), Executive may perform his duties under this Agreement at such other offices as may be appropriate for the performance of his duties as determined in consultation with the Board.  The Parties understand that given the nature of Executive’s duties, Executive will be required to travel and perform services at locations other than his principal office from time to time.
2All terms used in this First Amendment shall have the same definitions as used in the Employment Agreement, unless otherwise provided herein.
3This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile shall be deemed effective for all purposes.
4Except as amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Company and Executive in all respects.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Employment Agreement as of the date and year first above written.

DENTSPLY SIRONA Inc.

By: _______________________________
Name: Eric K. Brandt
Title: Chairman of the Board of Directors

EXECUTIVE

Donald M. Casey Jr.

[Signature Page to First Amendment to Employment Agreement]